UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022

LADRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

(Address of principal executive offices) (Zip Code)

(310) 826-5648

Registrant’s telephone number, including area code

CytRx Corporation

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Series B Junior Participating Preferred Stock Purchase Rights	LADX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dr. Stephen Snowdy

On December 30, 2022, LadRx Corporation (the “Company”) entered into a new employment agreement with Dr. Stephen Snowdy, effective as of January 1, 2023 (the “Snowdy Employment Agreement”), pursuant to which the Company agreed to continue to employ Dr. Snowdy as its Chief Executive Officer through December 31, 2025, unless terminated sooner in accordance with the terms of the Snowdy Employment Agreement (the “Snowdy Term”). In the event that Dr. Snowdy’s employment has not been terminated and the Company has not offered to extend or renew Dr. Snowdy’s employment under the Snowdy Employment Agreement upon expiration of the Snowdy Term, in lieu of any other severance benefits as provided in the Snowdy Employment Agreement, the Company shall continue to pay Dr. Snowdy his salary commencing on the final date of the Snowdy Term and ending on (a) June 30, 2026, or (b) the date of Dr. Snowdy’s re-employment with another employer, whichever is earlier; provided that Dr. Snowdy shall have executed and delivered to the Company a General Release of All Claims.

Pursuant to the Snowdy Employment Agreement, Dr. Snowdy is entitled to receive an annual salary of $520,000, less applicable payroll deductions and tax withholdings. Dr. Snowdy also is eligible for an annual target performance-based bonus (the “Snowdy Target Bonus”), equal to 50% of Dr. Snowdy’s annual salary during the Snowdy Term, with such bonus dependent in part on the Company’s performance and the Compensation Committee’s discretion in assessing Dr. Snowdy’s individual performance in relation to his objectives as determined by the Company’s Board of Directors and the overall performance and status of the Company, payable no later than February 28th of the calendar year following the calendar year in which the Snowdy Target Bonus relates. The Snowdy Employment Agreement also entitles Dr. Snowdy to receive customary benefits and reimbursement for ordinary business expenses.

In the event Dr. Snowdy’s employment is terminated without cause, due to disability or death, or due to good reason by Dr. Snowdy (each term as defined in the Snowdy Employment Agreement), the Company has agreed to, among other things, (i) pay Dr. Snowdy or his heirs or personal representatives, as applicable, a lump-sum severance amount equal to twelve months’ base annual salary and an amount equal to the prorated portion of the Snowdy Target Bonus for the year in which the termination occurred based on the number of days Dr. Snowdy was employed, or an amount equal to eighteen months’ annual salary and the full Snowdy Target Bonus amount if such termination occurs within six months prior to or within twelve months following a change in control; and (ii) reimburse Dr. Snowdy and his dependents all premiums associated with Dr. Snowdy’s continuation of health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), subject to certain conditions. In the event Dr. Snowdy’s employment is terminated without cause or by Dr. Snowdy due to good reason, all of Dr. Snowdy’s vested stock options and any other vested equity awards will remain exercisable for their full term notwithstanding the termination of his employment. In the event Dr. Snowdy’s employment is terminated due to disability or death, all of Dr. Snowdy’s unvested stock options and other equity awards based on the Company’s securities will immediately vest in full and all of Dr. Snowdy’s stock options and any other equity awards will remain exercisable for their full term notwithstanding the termination of his employment.

The foregoing description of the material terms of the Snowdy Employment Agreement does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Snowdy Employment Agreement. The full text of such agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

Employment Agreement with John Y. Caloz

On December 30, 2022, the Company entered into a new employment agreement with John Y. Caloz, effective January 1, 2023 (the “Caloz Employment Agreement”), pursuant to which the Company agreed to continue to employ Mr. Caloz as its Chief Financial Officer and Senior Vice President through December 31, 2025, unless terminated sooner in accordance with the Caloz Employment Agreement (the “Caloz Term”). In the event that Mr. Caloz’s employment has not been terminated and the Company has not offered to extend or renew Mr. Caloz’s employment under the Caloz Employment Agreement upon expiration of the Caloz Term, in lieu of any other severance benefits as provided in the Caloz Employment Agreement, the Company shall continue to pay Mr. Caloz his salary commencing on the final date of the Caloz Term and ending on (a) June 30, 2026, or (b) the date of Mr. Caloz’s re-employment with another employer, whichever is earlier; provided that Mr. Caloz shall have executed and delivered to the Company a General Release of All Claims.

Pursuant to the Caloz Employment Agreement, Mr. Caloz is entitled to receive an annual salary of $416,000, less applicable payroll deductions and tax withholdings. Mr. Caloz also is eligible for an annual target performance-based bonus (the “Caloz Target Bonus”), equal to 40% of Mr. Caloz’s annual salary during the Caloz Term, with such bonus dependent in part on the Company’s performance and the Compensation Committee’s discretion in assessing Mr. Caloz’s individual performance in relation to his objectives as determined by the Company’s Board of Directors and the overall performance and status of the Company, payable no later than February 28th of the calendar year following the calendar year in which the Caloz Target Bonus relates. The Caloz Employment Agreement also entitles Mr. Caloz to receive customary benefits and reimbursement for ordinary business expenses.

In the event Mr. Caloz’s employment is terminated without cause, due to disability or death, or due to good reason by Mr. Caloz (each term as defined in the Caloz Employment Agreement), the Company has agreed to, among other things, (i) pay Mr. Caloz or his heirs or personal representatives, as applicable, a lump-sum severance amount equal to twelve months’ base annual salary and an amount equal to the prorated portion of the Caloz Target Bonus for the year in which the termination occurred based on the number of days Mr. Caloz was employed, or an amount equal to eighteen months’ annual salary and the full Caloz Target Bonus amount if such termination occurs within six months prior to or within twelve months following a change in control; and (ii) reimburse Mr. Caloz and his dependents for all Medicare premiums and premiums associated with Mr. Caloz continuation of health insurance pursuant to COBRA, subject to certain conditions. In the event Mr. Caloz’s employment is terminated without cause or by Mr. Caloz due to good reason, all of Mr. Caloz’s vested stock options and any other vested equity awards will remain exercisable for their full term notwithstanding the termination of his employment. In the event Mr. Caloz’s employment is terminated due to disability or death, all of Mr. Caloz’s unvested stock options and other equity awards based on the Company’s securities will immediately vest in full and all of Mr. Caloz’s stock options and any other equity awards will remain exercisable for their full term notwithstanding the termination of his employment.

The foregoing description of the material terms of the Caloz Employment Agreement does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the Caloz Employment Agreement. The full text of such agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADRX CORPORATION

Date: December 30, 2022	/s/ John Y. Caloz
John Y. Caloz
Chief Financial Officer